Exhibit 99.1

BRT REALTY TRUST ENTERS
INTO STRATEGIC RELATIONSHIP

Joint Venture to Enhance Access to Capital

Great Neck, New York – June 7, 2011 – BRT REALTY TRUST (NYSE:BRT), a real estate investment trust engaged in the business of originating and holding for investment senior mortgage loans secured by commercial and multi-family real estate in the United States announced today that it had entered into a joint venture with an affiliate of Torchlight Investors, LLC.  The joint venture, known as BRTL LLC, has the right to acquire short-term commercial real estate mortgage loans (bridge loans) originated by BRT Realty Trust.  The maximum capitalization of the joint venture is $100 million, of which the Torchlight affiliate will fund 80% and BRT will fund 20%.  BRT will manage the new entity.

Jeffrey Gould, President and Chief Executive Officer of BRT said, “We are extremely pleased to enter into this relationship.  This joint venture will expand the capital available to us thereby allowing us the opportunity to expand our business.”

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding lending activities and other positive business activities.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including our loan origination activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2010.

For additional financial and descriptive information on BRT, its operation and its portfolio, please refer to BRT's website at:  www.BRTRealty.com

Contact:  David W. Kalish – (516) 466-3100
BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com